                                                                   Exhibit 99.3


                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 29, 2002


1. The Pro Forma Condensed Balance Sheet contemplates, in addition to the disposition of Norco Inc. ("Norco"), the disposition of the businesses and substantially all of the assets of TCR Corporation ("TCR"), which occurred on January 3, 2003.

     TCR, a wholly owned subsidiary of the Registrant, sold its metal component parts and standard and specialty fastener businesses, along with substantially all of its assets, to TCR Engineered Components LLC for approximately $10 million. TCR is now known as TT Minnesota Corporation.

2. Assets and liabilities of the businesses sold have been eliminated as if the sale was consummated on December 29, 2002.

3. A portion of long-term debt has been reduced from proceeds from the sale of the discontinued businesses, assuming the sales were consummated on December 29, 2002.

                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                        For the Year Ended March 31, 2002


1. TCR and Norco were each previously treated as a discontinued operation in the Condensed Statement of Operations for the Nine Months Ended December 29, 2002 filed with the Registrant's Form 10-Q for the quarter ended on such date. Further, TCR was previously treated as a discontinued operation by the Company in the Condensed Statement of Operations for the Twelve Months Ended March 31, 2002, filed with the Registrant's Form 10-K for Fiscal Year 2002.

     TCR, a wholly owned subsidiary of the Registrant, sold its metal component parts and standard and specialty fastener businesses, along with substantially all of its assets, to TCR Engineered Components LLC for approximately $10 million. TCR is now known as TT Minnesota Corporation.

2. The operating results of the Norco Inc., which was sold on February 24, 2003, have been eliminated as if the sale was consummated on March 31, 2002.

3. Tax effects of pro forma adjustments are calculated at statutory rates in effect during the period.

4. The gain on the sale of Norco will be recorded in the quarter ending March 31, 2003. No gain on sale is reflected in the pro forma statement of operations.